SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 13, 2001



                  HOSOI GARDEN MORTUARY, INC.

      (Exact name of registrant as specified in its charter)

Hawaii                        0-2288        99-0088064
(State or other jurisdiction  (Commission   (IRS Employer
of incorporation)             File Number)  Identification No.)


30 North Kukui Street, Honolulu, Hawaii      96817
(Address of principal executive officers)    (Zip Code)

Registrant's telephone number, including area code (808) 538-3877


                            N/A

(Former name or former address, if changed since last report.)

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Item 5 - Other Events:

On March 13, 2001, the Registrant filed with the U.S. Securities and Exchange Commission its Form 10-KSB/A for the fiscal year ended May 31, 1999 (the "Amended Annual Report"). The Registrant's Form 10-KSB for the fiscal year ended May 31, 1999 (the "Annual Report") was amended to note the following:

  1. The report of the audit of GLP's financial statement for its year ended May 31, 1999 should not have been included in the initial filing of the Annual Report because the report of GLP's auditors was issued in draft form.

  2. Accordingly, the Registrant's auditor has reissued their report on the Registrant's financial statements as of and for the year ended May 31, 1999.

  3. The Registrant's equity in earnings of Garden Life Plan, Ltd. (GLP) for the fiscal year ended May 31, 1999 is not reflected in the table on page 7 of the Amended Annual Report which sets forth the Registrant's statements of income and comprehensive income as percentages of total revenues. The revenue item, Equity in Earnings of GLP for the year ended May 31, 1999, has been revised from the amount of 14.7% previously reported to zero.

  4. The report on GLP's financial statements as of and for the year ended May 31, 1999 has not been completed because of a disagreement over recognition of revenue of the initial 30% of each funeral plan sold. The former auditors of GLP believe that the initial 30% should be deferred until such time as the funeral services have been performed. GLP's current practice is to recognize the initial 30% as revenues at the time of sale of the prepaid funeral contract. The former auditors also believe that the financial statements of GLP and the Garden Life Funeral Plan Trust (GLFPT) should be consolidated on the financial statements of GLP. As a result, GLP has retained new auditors for the audit of its financial statements for the year ended May 31, 1999. It is expected that the successor auditor will be able to resolve the issues with respect to the accounting for the recognition of revenues and the consolidation of the financial statements of GLP and GLFPT.

  5. Although it is not known what, if any, adjustments to GLP's revenues, previously recorded, will be proposed by GLP's new auditors, deferral of the initial 30% of each funeral plan sold could result in a substantial charge to Registrant's retained earnings.

  6. After completion of the audit of GLP's financial statements, the Registrant's financial statements for 1999 will be restated and another amended Form 10-KSB will be filed.


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Pursuant to the requirement of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hosoi Garden Mortuary, Inc.
(Registrant)

Clifford Hosoi,   President

Date: March 20, 2001



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